TATONKA OIL AND GAS, INC. 1515 Arapahoe Street, Tower1, 10th Floor Denver, CO 80202 USA

Mr. Paul Stroud
P.O.Box 6565
Sheridan, WY 82801

January 3, 2007

Mr. Stroud,

This letter shall serve as an amendment to the employment agreement (the “Agreement”) entered into between you and Tatanka Oil and Gas, Inc. (the “Company”) on December 12, 2006. The Agreement shall be amended to change your title and duties from Vice President - Engineering to Chief Operating Officer. All other terms and conditions of the Agreement shall remain in full force and effect.

Tatonka Oil and Gas Company, Inc.

By:	/s/ BRIAN HUGHES Name: Brian Hughes
Title: Chief Executive Officer

Accepted to and agreed this 5th day of January, 2007:

/s/ PAUL STROUD

Paul Stroud